UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K






                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                          Date of Report: May 22, 1997




                                  Anicom, Inc.
               (Exact Name of Registrant as Specified in Charter)



       Delaware                       0-25364                    36-3885212
____________________________       _____________             ___________________
(State or Other Jurisdiction       (Commission                  (IRS Employer
    of incorporation)               File Number)             Identification No.)



           6133 North River Road, Suite 1000, Rosemont, Illinois 60018
               (Address of Principal Executive Offices) (Zip Code)




        Registrant's telephone number, including area code (847) 518-8700

Item 5.  Other Events.

On May 21, 1997,  the  Registrant  issued the press release  attached as Exhibit
99.1. The information contained in this press release is incorporated herein by reference.

In the press release, the Company announced an agreement in principle to issue shares of preferred stock in a private placement of $27 million.

These shares will convert into common stock at a conversion price of $8.625 per share of common stock and will bear a dividend at 5% per annum, which is payable quarterly, in arrears, in cash or in registered shares of the Company's Common Stock.

A copy of the Certificate of Designations, Preferences and Rights of the convertible preferred stock is attached hereto as Exhibit 99.2.






Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

                  99.1            News Release of Registrant dated May 21, 1997

                  99.2            Certificate of Designations, Prefrences and
                                   Rights of the Series A Convertible Preferred
                                   Stock.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Anicom, Inc.


Dated:  May 22, 1997                  By:/S/ DONALD C. WELCHKO
                                         _________________________
                                         Donald  C. Welchko
                                         Chief Financial Officer